Exhibit 10.3

EXECUTION COPY

QUAD CITY BANK AND TRUST COMPANY
EXECUTIVE DEFERRED COMPENSATION AGREEMENT
(As Amended and Restated Effective March 21, 2006)

           THIS AGREEMENT (“Agreement”) which was entered into the 1st day of January, 2004, by and between QUAD CITY BANK AND TRUST COMPANY, a state-chartered commercial bank located in Bettendorf, Iowa (the “Bank”), and MICHAEL A. BAUER (the “Executive”) is hereby amended and restated in its entirety effective as of March 21, 2006.

INTRODUCTION

           The Executive and the Bank previously entered into that certain Quad City Bank and Trust Company Executive Deferred Compensation Agreement, to encourage the Executive to remain an employee of the Bank.  The Bank is willing to continue to provide to the Executive a deferred compensation opportunity together with matching contributions and discretionary contributions under the terms of this Agreement.  The Bank will pay the Executive’s benefits from the Bank’s general assets.  The Agreement is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

AGREEMENT

           The Executive and the Bank agree as follows:

Article 1
Definitions

           Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

           1.1          “Anniversary Date” means December 31 of each year.

           1.2          “Change in Control” means:

               (a)          The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33 percent or more of the combined voting power of the then outstanding voting securities of the Company; or

               (b)          The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the “Board”) cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered a member of the Board; or

               (c)          Consummation of (1) a merger or consolidation of the Company if the Company’s stockholders, immediately before such a merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 33 percent or more of the combined voting power of the then outstanding securities of the Company are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

           1.3          “Code” means the Internal Revenue Code of 1986, as amended.

           1.4          “Company” means QCR Holdings, Inc.

           1.5          “Compensation” means the total salary and bonus paid to the Executive during a Plan Year.

           1.6          “Deferral Account” means the Bank’s accounting of the Executive’s accumulated Deferrals plus accrued interest.

           1.7          “Deferrals” means the amount of the Executive’s Compensation which the Executive elects to defer according to this Agreement.

           1.8          “Disability” means if the Executive is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Bank’s employees or the employees of one of the Bank’s affiliates.

           1.9          “Election Form” means the Form attached as Exhibit 1.

           1.10         “Normal Retirement Age” means the Executive’s 65th birthday.

           1.11          “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

           1.12          “Original Effective Date” means June 28, 2000.

           1.13          “Plan Year” means the calendar year.

           1.14          “Section 409A” refers to Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder.

           1.15          “Termination of Employment” means that the Executive ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank, provided, such termination constitutes a “separation from service” as defined under Section 409A.  For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive’s Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute.

           1.16          “Unforeseeable Emergency” means an occurrence upon which the Executive suffers a severe financial hardship as a result of illness or accident of the Executive, his spouse or his dependent, loss of Executive’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Executive’s control.

Article 2
Deferral Election

           2.1          Initial Election.  The Executive shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within thirty (30) days after the Original Effective Date of this Agreement.  The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Bank.

           2.2          Election Changes.

                2.2.1          Generally.  Upon the Bank’s approval, the Executive may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Bank prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the Plan Year following the year in which the subsequent Election Form is received and approved by the Bank. Notwithstanding the foregoing, with respect to any bonus eligible for deferral under the Plan that satisfies the requirements of “performance based compensation” within the meaning of Section 409A, any election to defer such bonus must be made no later than six (6) months preceding the end of the performance period to which the bonus relates, or by such other date as the Bank determines appropriate and consistent with the intents and purposes of Section 409A.

2.2.2 Hardship. In the case of an Unforeseeable Emergency, the Executive’s deferral election may be canceled, as permitted by Section 409A.

Article 3
Deferral Account

           3.1          Establishing and Crediting.  The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

3.1.1 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

               3.1.2          Matching Contribution. A matching contribution equal to (and credited to the Deferral Account at the same time as) the amounts credited to the Deferral Account under Section 3.1.1, subject to an annual maximum matching contribution of 100 percent of the Compensation deferred by the Executive, said matching contribution not to exceed $20,000 (Twenty Thousand Dollars) annually.

               3.1.3          Discretionary Contribution.  For each Plan Year, the Bank or the Company, in its sole discretion, may, but is not required to, credit any amount it desires to the Executive’s Deferral Account under this Agreement, which amount shall be the Executive’s Discretionary Contribution for that Plan Year.  The Discretionary Contribution, if any, shall be credited as of the last day of the Plan Year unless otherwise specified by the Bank or the Company, as the case may be.  If the Executive is not employed by either the Bank or the Company as of the last day of the Plan Year other than by reason of his retirement, death or disability while employed, the Discretionary Contribution for that Plan Year shall be zero.

               3.1.4          Interest.  On each Anniversary Date of this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be accrued on the account balance and compounded at an annual rate equal to the Wall Street Journal Prime Rate on the first business day of the Plan Year.  This interest rate shall have a minimum or floor of 8 percent and shall not exceed 10 percent.

           3.2          Statement of Accounts. The Bank shall provide to the Executive, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

           3.3          Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Agreement.  The Deferral Account is not a trust fund of any kind.  The Executive is a general unsecured creditor of the Bank for the payment of benefits.  The benefits represent the mere Bank promise to pay such benefits.  The Executive’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive’s creditors.

Article 4
Lifetime Benefits

           4.1          Normal Retirement Benefit.  Upon the Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive’s Normal Retirement Date.

               4.1.2          Payment of Benefit.  The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive’s Normal Retirement Date, unless the Executive elects, at the time he makes his deferral election or subsequently, for his benefit payments to commence as of an alternate payment date.  Subsequent to making his deferral election, the Executive may elect an alternate payment date by submitting a new Election Form to the Bank, provided that such new Election Form: (i) shall be made at least twelve (12) months in advance of the originally-scheduled distribution date and may not take effect for at least twelve (12) months after the date that the new election is made; (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations; and (iii) shall provide for an additional deferral period that is not less than five (5) years from the date benefit payments otherwise would have commenced.  Notwithstanding any provision in this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A, in no event will his benefit payments commence under this Section 4.1.1 before the date which is six (6) months after the date of his separation from service.  The Bank shall credit interest pursuant to Section 3.1.4 on the remaining account balance during any applicable installment period.

           4.2          Early Retirement Benefit.  Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change in Control or Disability, the Bank shall pay to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Executive’s Termination of Employment.

               4.2.2          Payment of Benefit.  The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive’s Termination of Employment, unless the Executive elects, at the time he makes his deferral election or subsequently, for his benefit payments to commence as of an alternate payment date.  Subsequent to making his deferral election, the Executive may elect an alternate payment date by submitting a new Election Form to the Bank, provided that such new Election Form: (i) shall be made at least twelve (12) months in advance of the originally-scheduled distribution date and may not take effect for at least twelve (12) months after the date that the new election is made; (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations; and (iii) shall provide for an additional deferral period that is not less than five (5) years from the date benefit payments otherwise would have commenced. Notwithstanding any provision in this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A, in no event will his benefit payments commence under this Section 4.1.1 before the date which is six (6) months after the date of his separation from service.  The Bank shall credit interest pursuant to Section 3.1.4 on the remaining account balance during any applicable installment period.

           4.3          Disability Benefit.  If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive’s Termination of Employment.

               4.3.2          Payment of Benefit.  The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive’s Termination of Employment due to disability, unless the Executive elects, at the time he makes his deferral election or subsequently, for his benefit payments to commence as of an alternate payment date.  Subsequent to making his deferral election, the Executive may elect an alternate payment date by submitting a new Election Form to the Bank, provided that such new Election Form: (i) shall be made at least twelve (12) months in advance of the originally-scheduled distribution date and may not take effect for at least twelve (12) months after the date that the new election is made; and (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations.  The Bank shall credit interest pursuant to Section 3.1.4 on the remaining account balance during any applicable installment period.

           4.4          Change in Control Benefit.  Upon Termination of Employment at or following a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

               4.4.1          Amount of Benefit.  The benefit under this Section 4.4 shall be the greater of:  (a) the Deferral Account balance at the Executive’s Termination of Employment; or (b) $898,399 (Eight Hundred Ninety Eight Thousand Three Hundred and Ninety-Nine Dollars).

               4.4.2          Payment of Benefit.  The Bank shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive’s Termination of Employment, unless the Executive elects, at the time he makes his deferral election or subsequently, for his benefit payments to commence as of an alternate payment date.  Subsequent to his making his deferral election, the Executive may elect an alternate payment date by submitting a new Election Form to the Bank, provided that such new Election Form: (i) shall be made at least twelve (12) months in advance of the originally-scheduled distribution date and may not take effect for at least twelve (12) months after the date that the new election is made; (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations; and (iii) shall provide for an additional deferral period that is not less than five (5) years from the date benefit payments otherwise would have commenced.  Notwithstanding any provision in this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Section 409A, in no event will his benefit payments commence under this Section 4.1.1 before the date which is six (6) months after the date of his separation from service.  The Bank shall credit interest pursuant to Section 3.1.4 on the remaining account balance during any applicable installment period.

               4.4.3          Obligation to Fund.  Notwithstanding any provision to the contrary contained herein, no later than the date of a Change in Control, the Bank shall fund a “Rabbi Trust” (as such term is described in Revenue Procedure 92-64) in the amount of the payment required under Section 4.4.2, with the trustee of such trust being a third party trustee designated by the Board in its sole and absolute discretion.

           4.5          Hardship Distribution.  Upon the Board of Director’s determination (following petition by the Executive) that the Executive has suffered an Unforeseeable Emergency, the Bank shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

Article 5
Death Benefits

           5.1          Death During Active Service.  If the Executive dies while in the employment of the Bank, the Bank shall pay to the Executive’s beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

               5.1.1          Amount of Benefit.  The benefit under Section 5.1 is the greater of: (a) the Deferral Account balance; or (b) $898,399 (Eight Hundred Ninety Eight Thousand Three Hundred and Ninety-Nine Dollars) at the Executive’s death.

               5.1.2          Payment of Benefit.  The Bank shall pay the benefit to the beneficiary in the manner elected by the Executive on the attached Beneficiary Designation form, or as such form may have been amended by the Executive prior to his death provided, however, that an amended Beneficiary Designation form which changes the time or manner of payment shall not be effective except as it applies to the designation of beneficiaries until twelve (12) months following the date it is filed with the Bank.  If the Executive does not have a valid payment election form on file at the time of his death, the Bank shall pay the benefit to his beneficiary in a lump-sum payment.  In the event that the death benefit hereunder is paid in installments, the Bank shall credit interest pursuant to Section 3.1.4 on the remaining account balance during any applicable installment period.

           5.2          Death During Payment of a Lifetime Benefit.  If the Executive dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive’s beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

           5.3          Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences.  If the Executive is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the Lifetime Benefit to the Executive’s beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.

Article 6
Beneficiaries

           6.1          Beneficiary Designations.  The Executive shall designate a beneficiary by filing a written designation with the Bank.  The Executive may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive’s lifetime.  The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive’s estate.  If the Executive’s beneficiary dies prior to receipt of all amounts payable hereunder, the remaining balance will be paid in one (1) lump sum to the beneficiary’s estate.

           6.2          Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

Article 7
General Limitations

           7.1          Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is attributable to the Matching Contribution credited under Section 3.1.2 of this Agreement or the Discretionary Contribution credited under Section 3.1.3 of this Agreement and the interest earned on the Deferral Account if the Bank terminates the Executive’s employment for:

(a) A material violation by the Executive of any applicable material law or regulation respecting the business of the Bank;

               (b)          The Executive being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Bank, or which disqualifies the Executive from serving as an officer or director of the Bank or the Company; or

(c) The willful or negligent failure of the Executive to perform his duties for the Bank or the Company in any material respect.

           7.2          Suicide or Misstatement.  The Bank shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

Article 8
Claims and Review Procedures

           8.1          Claims Procedure.  The Bank shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing, within 90 days of Claimant’s written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement.  If the Bank determines that the Claimant is not eligible for benefits or full benefits, the written notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of the Agreement’s claims review procedure, the time limits applicable and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, and (5) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.  If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant, prior to the expiration of the initial 90-day period, of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

           8.2          Review Procedure.  If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank.  Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits.  Within 60 days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents.  In considering the review, the Bank shall take into account all materials and information submitted by Claimant, without regard to whether the information was submitted or considered in the initial benefit determination.  The Bank shall notify the Claimant of its decision in writing within the 60-day period, which notice shall set forth (a) the specific basis of its decision, written in a manner calculated to be understood by the Claimant, (b) the specific provisions of the Agreement on which the decision is based, (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits, and (d) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.  If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

Article 9
Amendments and Termination

           This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

           Notwithstanding the previous paragraph, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits).

           Upon the termination of the Agreement, the Executive’s Deferral Account shall not be distributed until the Executive becomes eligible for the benefits provided under the Agreement in accordance with the terms of the Agreement.  The termination of the Agreement shall not adversely affect the Executive’s right to the balance in his Deferral Account under the Agreement as of the date of termination.  Notwithstanding the foregoing provisions of this Article 9, if the Bank determines that it is permissible to distribute the Executive’s Deferral Account by reason of the termination of the Agreement without violating the prohibition on acceleration of payments under Section 409A, the Bank, in its discretion, may elect to distribute the Executive’s Deferral Account following termination of the Agreement, in which case the date of the termination of the Agreement will be treated as the date of the Executive’s Termination of Employment.  Upon the termination of the Agreement, the Executive shall receive the balance of his Deferral Account in the form of a lump-sum payment.

Article 10
Miscellaneous

           10.1          Binding Effect.  This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

           10.2          No Guarantee of Employment.  This Agreement is not a contract for employment.  It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the shareholders’ rights to replace the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

           10.3          Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

           10.4          Tax Withholding.  The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

           10.5          Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Iowa, except to the extent preempted by the laws of the United States of America.

           10.6          Unfunded Arrangement.  The Executive and the Executive’s beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and the Executive’s beneficiary have no preferred or secured claim.

           10.7          Reorganization.  The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.

           10.8          Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

           10.9          Administration.  The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

(a) Interpreting the provisions of the Agreement;

(b) Establishing and revising the method of accounting for the Agreement;

(c) Maintaining a record of benefit payments; and

(d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

           The decision or action of the Bank with respect to any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.  In the administration of the Agreement, the Bank may delegate to others certain aspects of the management and operation responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals and may, from time to time, consult with legal counsel who may be counsel to the Bank.

           10.10          Payment of Legal Fees.  The Bank is aware that after a Change in Control, management of the Bank or its successor could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, including the possible pursuit of litigation to avoid its obligations under this Agreement.  In these circumstances, the purpose of this Agreement would be frustrated.  It is the Bank’s intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder.  It is the Bank’s intention that the Executive not be forced to negotiate settlement of his rights under this Agreement under threat of incurring expenses.  Accordingly, if after a Change in Control occurs it appears to the Executive that (a) the Bank has failed to comply with any of its obligations under this Agreement, or (b) the Bank or any other person has taken any action to avoid its obligations under this Agreement, the Bank irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Bank as provided in this Section 10.10, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction.  Notwithstanding any existing or previous attorney-client relationship between the Bank and any counsel chosen by the Executive under this Section 10.10, the Bank irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel.  The fees and expenses of counsel selected from time to time by the Executive as provided in this Section 10.10 shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices.  The Bank’s obligation to reimburse Executive for legal fees as provided under this Section 10.10 and any separate employment, severance or other agreement between the Executive and the Bank shall not exceed $200,000 in the aggregate.  Accordingly, the Bank’s obligation to pay the Executive’s legal fees provided by this Section 10.10 shall be offset by any legal fee reimbursement obligation the Bank may have with the Executive under any separate employment, severance or other agreement between the Executive and the Bank.

           10.11          Named Fiduciary.  For purposes of ERISA, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

           10.12          Code Section 409A.  The Executive’s Deferral Account balance constitutes “deferred compensation” under Code Section 409A and is subject to the following:

                   10.12.1          All documents and agreements, or rules and regulations created by the Bank pertaining to the Executive’s Deferral Account, shall provide for the required procedures under Code Section 409A, including the timing of deferral elections and the timing and method of payment distributions.

                  10.12.2          With respect to the Executive’s Deferral Account balance, it is the intention of the Bank and its delegates to operate the Agreement at all times in conformity with the known rules, regulations and guidance promulgated under Code Section 409A, and the Bank shall reserve the right (including the right to delegate such right) to unilaterally amend the Agreement with respect to the Deferral Account balance, without the consent of the Executive, to maintain compliance with Code Section 409A.  Executive’s acceptance of any benefits under the Agreement constitutes acknowledgement and consent to such rights of the Bank.

(Remainder of Page Intentionally Left Blank)

          IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.

BANK:		EXECUTIVE:

QCR HOLDINGS, INC.

By:	/s/ James J. Brownson	/s/ Michael A. Bauer

	James J. Brownson	MICHAEL A. BAUER
Chairman, Executive Committee

By:	/s/ Douglas M. Hultquist

Douglas M. Hultquist,
President

QUAD CITY BANK AND TRUST COMPANY

By:	/s/ James J. Brownson

James J. Brownson
Secretary

By:	/s/ Douglas M. Hultquist

Douglas M. Hultquist,
Chairman

EXECUTION COPY

EXHIBIT 1
TO
QUAD CITY BANK AND TRUST COMPANY
EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I.          Deferral Election

I elect to defer my Compensation received under the Executive Deferred Compensation Agreement with the Bank, as follows:

Amount of Deferral	Duration

[Initial and Complete one]	[Initial One]

____ I elect to defer ____% or $____ of my Salary.	____ One Year only

____ I elect to defer ____% or $____ of my annual bonus.	____ For ______ [Insert Number] Years

____ I elect to defer ____% or $____ of my Transition Incentive Bonus.	____ Until Termination of Employment
____ Until ___________, ___________ (date)
The Executive may file separate deferral elections for separate components of Compensation by submitting additional copies of this Election Form.

Upon the Bank’s approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the Plan Year following the year in which the new election is received by the Bank.

II.          Payment of Benefit (excluding payments made in the event of death)

I elect to commence benefit payments from the Executive Deferred Compensation Agreement with the Bank as soon as practicable and legally permissible:

____          Following my Normal Retirement Date

____          As of ___________, 2____

____          Following my Termination of Employment for any reason

I understand that I may change my election with regard to the payment of benefits by submitting a new Election Form to the Bank, provided that such new Election Form: (i) shall be made at least twelve (12) months in advance of the originally-scheduled distribution date and may not take effect for at least twelve (12) months after the date that the new election is made; (ii) shall not accelerate the time or schedule of any payment, except as permitted under Treasury regulations; and (iii) unless my Termination of Employment occurs in connection with a Disability or death, shall provide for an additional deferral period that is not less than five (5) years from the date benefit payments otherwise would have commenced.

Signature	_____________________________

Date	_____________________________

Accepted by the Bank this _____ day of ______________, 20____.

By	_____________________________

Title	_____________________________

2

EXECUTION COPY

Beneficiary Designation

QUAD CITY BANK AND TRUST COMPANY
EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under the Executive Deferred Compensation Agreement payable following my death:

Primary: ______________________________________________________________________________________

Contingent: ____________________________________________________________________________________

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

FORM OF PRE-RETIREMENT DEATH BENEFIT, Article 5, Section 5.1.2

I elect to have my beneficiary receive benefits under the Agreement in the following form: [Initial One]  I understand that if I am amending my original election regarding the Form of Pre-Retirement Death Benefit provided under the Agreement, such amendment will only be effective if it is made no sooner than twelve (12) months prior to my death.

________ Lump Sum   _________   Equal monthly installments for 180 months

Signature	_____________________________

Date	_____________________________

Accepted by the Bank this _____ day of ______________, 20____.

By	_____________________________

Title	_____________________________